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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-62819) (the "Amendment") of our report dated January 17, 1995 included in Champion International Corporation's (the "Company's") Annual Report to Shareholders for the year ended December 31, 1994, and incorporated by reference in the Company's Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this Amendment.


                               Arthur Andersen LLP



New York, N.Y.

November 16, 1995